Exhibit 2.4

INVESTOR RIGHTS AGREEMENT

between

SINA CORPORATION

and

E-HOUSE (CHINA) HOLDINGS LTD.

August 16, 2012

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT, dated as of August 16, 2012 (this “Agreement”), between SINA CORPORATION, a company organized under the laws of the Cayman Islands (“SINA”) and E-HOUSE (CHINA) HOLDINGS LTD., a company organized under the laws of the Cayman Islands  (“E-House”).

WITNESSETH:

WHEREAS, E-House, CRIC (CHINA) HOLDINGS LIMITED (“Merger Sub”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of E-House and CHINA REAL ESTATE INFORMATION CORPORATION, a company organized under the laws of the Cayman Islands (“CRIC”) entered into an Agreement and Plan of Merger (the “Plan of Merger”) dated December 28, 2011, pursuant to which Merger Sub merged with and into CRIC (the “Merger”) and upon the terms and conditions thereof, CRIC became a direct wholly owned subsidiary of E-House as a result of the Merger;

WHEREAS, prior to the effectiveness of the Merger, SINA beneficially owned 47,666,667 ordinary shares of par value $0.0002 per share of CRIC (“CRIC Shares”), and 1,222,900 American depositary shares of CRIC, each representing one CRIC Share (“CRIC ADSs”) pursuant to the Plan of Merger, each CRIC Share was cancelled in exchange for the right to receive 0.6 shares of validly issued, fully paid, non-assessable ordinary shares of E-House, par value $ 0.001 per share (the “E-House Shares”) and an amount in cash equal to $1.75 per CRIC Share without interest, and each CRIC ADS was cancelled in exchange for the right to receive 0.6 American depositary share of E-House (the “E-House ADSs”) and an amount in cash equal to $1.75 per CRIC ADS without interest, as a result of which SINA holds 28,600,000 E-House Shares and 733,740 E-House ADSs;

WHEREAS, E-House has agreed to provide SINA certain registration rights with respect to the E-House Shares and E-House ADSs; and

WHEREAS, SINA will be entitled to designate one director (“Director”) to E-House’s board of directors (the “Board”) so long as the Holder (as defined herein) remains the beneficial owner of at least 10% of the outstanding shares (a “Major Shareholder”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1  Certain Definitions.

(a)           As used in this Agreement, the following terms shall have the following respective meanings:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Equity Securities” means the common shares of E-House, and all direct or indirect options, warrants, convertible securities or other rights to acquire any common shares of E-House or securities or instruments exchangeable or exercisable for, or convertible into, common shares of E-House.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles and practices in the United States in effect from time to time applied consistently throughout the periods involved.

“Holder” means SINA and any affiliate transferee of SINA to whom Registrable Securities (as defined herein) are permitted to be transferred in accordance with the terms of this Agreement.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“NYSE” means the New York Stock Exchange, or any successor entity thereof.

“Parties” means the parties to this Agreement, and “Party” means any one of them.

“person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Registrable Securities” means all and any E-House Shares or E-House ADSs held by the Holder (including any securities issuable or issued or distributed in respect of any such E-House Shares or E-House ADSs by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, amalgamation, consolidation or otherwise). For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities proposed to be sold by the Holder in a single sale, in the opinion of counsel satisfactory to E-House and the Holder, each in their reasonable judgment, may be distributed to the public in the United States pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three-month period, (iii) any such Registrable Securities have been sold in a sale made pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (iv) the Holder of the Registrable Securities is a non-affiliate of E-House and the Registrable Securities are saleable without any requirement to comply with any conditions in Rule 144, pursuant to Rule 144(b)(1) or (v) such Registrable Securities cease to be outstanding.

“Registration Expenses” means all expenses in connection with or incident to the registration of Registrable Securities hereunder, including (a) all registration and filing fees and expenses (including filings made by the Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)), (b) all fees and expenses in connection with the registration or qualification of Registrable Securities for offering and sale under the securities or “blue sky” laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may reasonably designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of any Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing Registrable Securities in a form for delivery for purchase pursuant to such registration or qualification and the expense of printing or producing any underwriting agreement(s) and agreement(s) among underwriters and any “blue sky” or legal investment memoranda, any selling agreements and all other documents approved for use in writing by E-House to be used in connection with the offering, sale or delivery of Registrable Securities, (d) messenger, telephone and delivery expenses of E-House and out-of-pocket travel expenses incurred by or for E-House’s personnel for travel undertaken for any “road show” made in connection with the offering of securities registered thereby, (e) fees and expenses of any transfer agent and registrar with respect to the delivery of any Registrable Securities and any escrow agent or custodian involved in the offering, (f) fees, disbursements and expenses of counsel of E-House and independent certified public accountants of E-House incurred in connection with the registration, qualification and offering of the Registrable Securities (including the expenses of any opinions or “comfort” letters required by or incident to such performance and compliance), (g) fees, expenses and disbursements of counsel and any other persons retained by E-House, including special experts retained by E-House in connection with such registration, (h) Securities Act liability insurance, if E-House desires such insurance, (i) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering and (j) the fees and expenses incurred by E-House and its advisers in connection with the quotation or listing of Registrable Securities on any securities exchange or automated securities quotation system. Any brokerage commissions attributable to the sale of any of the Registrable Securities, and any commissions, fees, discounts, transfer taxes or stamp duties or, except as specified in the immediately preceding sentence, expenses of any underwriter or placement agent incurred in connection with an offering of Registrable Securities in accordance with this Agreement and any fees and expenses of any counsel or other advisors to the Holder and any other out-of-pocket expenses of the Holder shall not be “Registration Expenses.”

“Registration Statement” means a Demand Registration Statement or a Piggy-Back Registration Statement, as the case may be.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“Share Capital” means the issued and outstanding share capital of E-House, taking into account only E-House Shares and other Equity Securities then in issue, if any, that are convertible into or exercisable or exchangeable for E-House Shares and based on a deemed conversion of such Equity Securities.

“Subsidiary” or “Subsidiaries” means, with respect to any person, any and all corporations, partnerships, limited liability companies, joint ventures, associations, variable interest entities and other entities controlled by such person directly or indirectly through one or more intermediaries.

(b)           The following terms have the meaning set forth in the Sections set forth below:

Term	Section

Agreement	Preamble
Blackout Period	2.3
CRIC	Preamble
CRIC Shares	Recitals

Demand Registration	2.1(a)
Demand Registration Statement	2.1(a)
E-House	Preamble
E-House Shares	Recitals
E-House ADSs	Recitals
Indemnified Party	2.7(c)
Indemnifying Party	2.7(c)
Major Shareholder	Recitals

Maximum Offering Size	2.1(b)
Piggy-Back Registration	2.2(a)
Piggy-Back Registration Statement	2.2(a)
SINA	Preamble

(c)           Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)            The headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(ii)           Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iii)          The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(iv)          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(v)           References to a person are also to its successors and permitted assigns; and

(vi)          The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1  Demand Registration.

(a)           Following the date hereof and upon receipt of a written request from the Holder requesting that E-House effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities, and which notice shall specify the number of Registrable Securities for which registration is requested and the intended method or methods of distribution thereof, E-House shall use its best efforts to, as soon as reasonably practicable, after receipt of such written request, file with the SEC and use its best efforts to cause to be declared effective, a registration statement (a “Demand Registration Statement”) relating to all of the Registrable Securities that E-House has been so requested to register for sale, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution thereof) of the Registrable Securities so registered.

(b)           If the Demand Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises E-House and the Holder that, in its reasonable opinion, the number of Registrable Securities requested to be included in the Demand Registration (including securities to be sold by E-House or any other security holder exceeds the largest number of securities which reasonably can be sold in such offering without having a material adverse effect on such offering, including the price at which such securities can be sold (the “Maximum Offering Size” ), then E-House shall include in such Demand Registration, up to the Maximum Offering Size, first, the Registrable Securities the Holder proposes to register, and second, any securities E-House proposes to register and any securities with respect to which any other security holder has requested registration. E-House shall not hereafter enter into any agreement which is inconsistent with the rights of priority provided in this Section 2.1(b).

(c)           The Holder shall be entitled to an aggregate of three (3) registrations of Registrable Securities pursuant to this Section 2.1; provided, that a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected for purposes of this Section 2.1(c) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 2.4(a) and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC; provided, that in the event the Holder revokes a Demand Registration request (which revocation may only be made prior to E-House requesting acceleration of effectiveness of the registration statement) then such Demand Registration shall count as having been effected unless the Holder pays all Registration Expenses in connection with such revoked Demand Registration within seven (7) days of written request therefor by E-House.

(d)           Notwithstanding anything to the contrary contained herein, E-House shall not be required to prepare and file (i) more than one (1) Demand Registration Statement in any twelve-month period, or (ii) any Demand Registration Statement within one hundred and eighty (180) days following the date of effectiveness of any other Registration Statement.

(e)           A Demand Registration requested pursuant to this Section 2.1 shall not be deemed to have been effected unless the Demand Registration Statement relating thereto (i) has become effective under the Securities Act and any of the Registrable Securities of the Holder included in such Demand Registration Statement have actually been sold thereunder and (ii) has remained effective for a period of at least that specified in Section 2.4(a); provided, however, that if after any Demand Registration Statement requested pursuant to this Section 2.1 becomes effective, such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court solely due to the actions or omissions to act of E-House, such Demand Registration Statement shall be at the sole expense of E-House and shall not be included as one of the Demand Registrations which may be requested pursuant to this Section 2.1.

Section 2.2  Piggy-Back Registration

(a)           If E-House proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4, F-4 or S-8 (or any successor form) for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of E-House pursuant to any employee benefit plan, respectively) for the registration of E-House Shares or E-House ADSs (a “Piggy-Back Registration”), it shall give written notice to the Holder at least thirty (30) days before the initial filing with the SEC of such registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the number of the E-House Shares or E-House ADSs (as applicable) that E-House and other holders of the E-House Shares or E-

House ADSs (as applicable), if any, then contemplate including in such registration and the intended method of disposition of such E-House Shares or E-House ADSs (as applicable).

(b)           If the Holder desires to have Registrable Securities registered under this Section 2.2, it shall advise E-House in writing within five (5) days after the date of receipt of such notice from E-House of its desire to have Registrable Securities registered under this Section 2.2, and shall set forth the number of Registrable Securities for which registration is requested.  E-House shall thereupon use its reasonable best efforts to include, or in the case of a proposed underwritten public offering, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holder to include, in such filing the number of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act.

(c)           If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises E-House and the Holder that, in its reasonable opinion, the number of Registrable Securities requested to be included in the Piggy-Back Registration together with the securities being registered by E-House or any other security holder exceeds the Maximum Offering Size, then:

(i)            in the event E-House initiated the Piggy-Back Registration, E-House shall include in such Piggy-Back Registration first, the securities E-House proposes to register and second, the securities of all other selling security holders, including the Holder, to be included in such Piggy-Back Registration in an amount that together with the securities E-House proposes to register, shall not exceed the Maximum Offering Size and shall be allocated among such selling security holders on a pro rata basis (based on the number of E-House Shares or E-House ADSs (as applicable) held by each such selling security holder); and

(ii)           in the event any holder of securities of E-House initiated the Piggy-Back Registration, E-House shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of the Holder, in an amount that together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Offering Size, and third, any securities E-House proposes to register, in an amount that together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Offering Size.

(d)           E-House shall not hereafter enter into any agreement that is inconsistent with the rights of priority provided in Section 2.2(c).

Section 2.3  Blackout Periods.  E-House shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Sections 2.1 or 2.2 hereof during no more than two (2) periods aggregating to not more than one hundred and twenty (120) days in any twelve-month period (each, a “Blackout Period”), in the event that (i) E-House would, in the good faith judgment of E-House’s Board of Directors, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of E-House’s Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any significant financing, acquisition, merger, disposition of assets, corporate reorganization or other material transaction or negotiations involving E-House; provided, however, that (A) the Holder shall be entitled, at any time after receiving notice of such delay and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations and (B) E-House shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of other holders of any securities of E-House. E-House shall promptly give the Holder written notice of such determination containing, to the extent permitted by law, a general statement of the reasons for such postponement and an approximation of the anticipated delay. After the expiration of any Blackout Period (including upon public disclosure of the information that was the reason for such Blackout Period) and without any further request from the Holder, E-House shall (subject to there being no other Blackout period) promptly notify the Holder and shall use its reasonable best efforts to prepare and file with the SEC the requisite Registration Statement or such amendments or supplements to such Registration Statement or prospectus used in connection therewith as may be necessary to cause such Registration Statement to become effective as promptly as practicable thereafter.

Section 2.4  Registration Procedures. If E-House is required by the provisions of Sections 2.1 or 2.2 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, E-House shall, as soon as reasonably practicable, after receipt of a written request for a Demand Registration:

(a)           prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable and to remain effective for a period of time required for the disposition of such Registrable Securities by the Holder thereof but not to exceed one hundred twenty (120) days excluding any days that fall during a permitted Blackout Period under Section 2.3; provided, however, that before filing such Registration Statement or any amendments or supplements thereto, E-House shall, if requested, furnish to counsel selected by the Holder copies of all documents proposed to be filed, which documents shall be subject to the review of such counsel, and shall in good faith consider incorporating in each such document such changes as such counsel to the Holder reasonably and in a timely manner may suggest; provided, however, that E-House shall not have any obligation to so modify any information.

(b)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred twenty (120) days (excluding any days that fall during a permitted Blackout Period under Section 2.3);

(c)           furnish to the Holder such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request;

(d)                                 use its reasonable best efforts to register or qualify the Registrable Securities or other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories and possessions as the Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect or until all of the Registrable Securities are sold, whichever is shorter, and to take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the securities owned by the Holder (provided, however, that E-House shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation, subject itself to taxation in or to file a general consent to service of process in any jurisdiction where it would not, but for the requirements of this paragraph (d), be obligated to do so) and do such other reasonable acts and things as may be required of it to enable the Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e)                                  use its reasonable best efforts to furnish, at the request of the Holder, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing E-House for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder, and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of E-House, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder, in each case, in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, in such a transaction;

(f)                                   enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement containing representations, warranties and indemnities in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(g)                                  otherwise use its reasonable best efforts to comply with all applicable rules and regulations promulgated by the SEC;

(h)                                 use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which the E-House Shares or E-House ADSs (as applicable) are listed or traded;

(i)                                     give written notice to the Holder;

(i)                                     when such Registration Statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii)                               of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by E-House or its legal counsel of any notification with respect to the suspension of the qualification of the E-House Shares or E-House ADSs (as applicable) for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires E-House to make changes in such Registration Statement or such prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading (which notice shall be accompanied by an instruction to suspend the use of such prospectus until the requisite changes have been made);

(j)                                    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(k)                                 furnish to the Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(l)                                     upon the occurrence of any event contemplated by Section 2.4(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holder, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If E-House notifies the Holder in accordance with Section 2.4(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holder shall suspend use of such prospectus and use its reasonable best efforts to return to E-House all copies of such prospectus other than permanent file copies then in the Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date the Holder shall have received such amended or supplemented prospectus pursuant to this Section 2.4(l);

(m)                             subject to the execution of confidentiality agreements satisfactory in form and substance to E-House, pursuant to the reasonable request of the Holder or underwriters, make reasonably available for inspection by representatives of the Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of E-House and cause E-House’s officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; provided that any such information inspected or discussions conducted shall be done in a manner so as not to disrupt the operation of E-House’s business;

(n)                                 in connection with any underwritten offering to the extent the underwriters determine that the failure to do so would have a material adverse effect on such offering, make appropriate officers and senior executives of E-House reasonably available to the selling security holders for meetings with prospective purchasers of Registrable Securities and prepare and present to potential investors customary “road show” material in each case in accordance with the recommendations of the underwriters and in all respects in a manner reasonably requested and consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities; and

(o)                                 use reasonable best efforts to procure the cooperation of E-House’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holder or the underwriters, if any.

It shall be a condition precedent to the obligation of E-House to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of the Holder that the Holder shall furnish to E-House such information regarding the Registrable Securities held by the Holder and the intended method of distribution thereof as E-House shall reasonably request and as shall be required in connection with the action taken by E-House.

Section 2.5  Expenses.  Except as otherwise agreed or set forth herein, all Registration Expenses shall be paid by E-House, except that the Holder shall bear and pay all (a) brokerage commissions attributable to the sale of any of the Registrable Securities, (b) commissions, fees, discounts, transfer taxes or stamp duties or, except as specified in the immediately preceding sentence, expenses of any underwriter or placement agent applicable to Registrable Securities offered for the Holder’s account in accordance with this Agreement, (c) fees and expenses of any counsel or other advisors to the Holder and (d) other out-of-pocket expenses of the Holder, in each case, with respect to the Holder’s Registrable Securities only.

Section 2.6  Rule 144 Information.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, E-House agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

(b)                                 use its reasonable best efforts to file with or furnish to the SEC in a timely manner all reports and other documents required of E-House under the Securities Act and the Exchange Act.

Section 2.7  Indemnification and Contribution.

(a)                                 E-House shall indemnify and hold harmless the Holder, the Holder’s directors and officers, each agent and any underwriter for E-House (within the meaning of the Securities Act), and each person, if any, who controls the Holder or such agent or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in a Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Holder, the Holder’s directors and officers, such agent or underwriter or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, proceeding or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, proceeding or action if such settlement is effected without the consent of E-House (which consent shall not be unreasonably withheld or delayed); provided further that E-House shall not be liable to the Holder, the Holder’s directors and officers, such agent or underwriter or such controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with a Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished for use in connection with such registration by the Holder, the Holder’s directors or officers, such agent or underwriter or such controlling person or by the Holder’s failure to furnish E-House, upon request, with the information with respect to the Holder or any participating person that is the subject of the untrue statement or omission. E-House shall not, without the consent of the Holder (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding or action in respect of which the Holder is a party and indemnity has been sought hereunder by the Holder, unless such settlement includes an unconditional release of the Holder from all liability for claims that are the subject matter of such proceeding or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the Holder’s directors and officers, such agent or underwriter or such controlling person, and shall survive the transfer of such securities by the Holder.

(b)                                 The Holder shall indemnify and hold harmless E-House, each of its directors and officers, each person, if any, who controls E-House within the meaning of the Securities Act, and each agent and any underwriter for E-House (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which E-House or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder for use in connection with such registration, preliminary prospectus, final prospectus or amendments or supplements thereto; and the Holder shall reimburse any legal or other expenses reasonably incurred by E-House or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed), and provided further that the liability of the Holder hereunder shall be limited to the aggregate net proceeds received by the Holder in connection with any offering to which such registration under the Securities Act relates. The Holder shall not, without the consent of E-House, effect any settlement of any pending or threatened proceeding or action in respect of which E-House is a party and indemnity has been sought hereunder by E-House, unless such settlement includes (i) an unconditional release of E-House, from all liability for claims that are the subject matter of such proceeding or action and (ii) does not include any statement as to or any admission of fault, capability or a failure to act by or on behalf of E-House .

(c)                                  If the indemnification provided for in this Section 2.7 from the indemnifying party (the “Indemnifying Party”) is unavailable to any person entitled to indemnification hereunder (the “Indemnified Party”) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by E-House from the offering of securities on the one hand and the net proceeds received by the Holder from the sale of securities on the other.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)                                 The Indemnified Party agrees to give prompt written notice to the Indemnifying Party after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action within forty-five (45) days notice of a request to do so or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld or delayed.

(e)                                  The agreements contained in this Section 2.7 shall survive the transfer of the Registrable Securities by the Holder and sale of all the Registrable Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder, the Holder’s directors and officers, any person who participates in the offering of Registrable Securities, including underwriters (as defined in the Securities Act), and any person, if any, who controls the Holder or such participating person within the meaning of the Securities Act.

Section 2.8  Limitations on Registration of Other Securities; Representation.  From and after the date of this Agreement, E-House shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of any securities of E-House giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holder hereunder unless E-House shall also give such rights to the Holder.

Section 2.9  No Inconsistent Agreements.  E-House shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holder in this Agreement.

Section 2.10  Selection of Managing Underwriters.  In the event the Holder has requested an underwritten offering, the underwriter or underwriters shall be selected by the Holder and shall be approved by E-House, which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, E-House to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of the Holder, and (iii) that the Holder shall not be required to make any representations or warranties to or agreements with E-House or the underwriters other than representations, warranties or agreements regarding the Holder, the Registrable Securities of the Holder and the Holder’s intended method of distribution and any other representations customarily required or required by law. Subject to the foregoing, the Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters.

ARTICLE III

BOARD REPRESENTATION

Section 3.1  Board Representation.

(a)                                 The Holder shall have the right, following consultation with E-House, to designate on (1) Director for nomination for election to the Board.  The Holder shall retain this right until the first date on which the Holder, together with its affiliates, is no longer a Major Shareholder; provided that, notwithstanding the foregoing, the rights of the Holder in this Section 3.1 shall be subject to applicable law, and shall be subject to NYSE or other exchange or quotation system rules, as applicable, to the extent required such that the shares shall continue to be listed on the NYSE or other exchange or quotation system, as applicable.

(b)                                 For so long as the Holder has the right to designate one (1) Director for nomination for election to the Board pursuant to Section 3.1(a), E-House agrees to use its best efforts to cause the election of such Director to the Board, including by (i) nominating such individual to be elected as a Director as provided herein, (ii) including such nomination and other required information regarding such individual in E-House’s proxy statement for its annual meeting of stockholders and (iii) solicitation of proxies in connection with the election of such individual as a Director.

(c)                                  For so long as the Holder has the right to designate one (1) Director for nomination for election to the Board pursuant to Section 3.1(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of the Director, the Holder shall have the right to designate a replacement to fill such vacancy, and E-House, subject to applicable law, the bylaws and the fiduciary duties of the Board, shall use its best efforts to take all necessary or desirable actions as may be required under applicable law to cause the individual designated by the Holder to be appointed or elected.  For so long as the Holder has the right to designate one (1) Director for nomination for the election to the Board pursuant to Section 3.1(a), E-House shall not take any action to cause the removal of the Holder’s Director without cause (which shall include violation of the confidentiality agreement between the Director and E-House) unless it is directed to do so by the Holder, and if the E-House is so directed, E-House shall use its best efforts to take all necessary or desirable actions to effect such removal and to elect a replacement Director as provided in the immediately preceding sentence.

(d)                                 Notwithstanding the provisions of Section 3.1(a), (b) and (c) above, as of and after such time as the Holder, together with its affiliates, is no longer a Major Shareholder, the Holder shall have no right to nominate any Director to the Board as set forth in this Section 3.1, and E-House shall have the right to remove or procure the removal of, and the Holder shall render all necessary assistance for the purpose of the removal of the Director, who was designated by the Holder and elected to the Board pursuant to this Section 3.1, from the Board in accordance with any resolution of Shareholders.

ARTICLE IV

FINANCIAL STATEMENTS; ACCESS TO INFORMATION

Section 4.1  Financial Statements.  Until such date as the Holder is no longer a Major Shareholder and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit by Holder, the following Information, prepared in accordance with GAAP, shall be delivered by E-House to Holder on a timely basis in order for SINA to meet its schedule for the preparation, printing, filing, and public dissemination of its annual and quarterly financial statements:

(a)                                 within 80 days after the end of each fiscal year, (i) the unaudited consolidated balance sheet of E-House as of the end of such fiscal year and (ii) the unaudited consolidated statements of operations of E-House for the fourth fiscal quarter and for such fiscal year, reviewed by E-House’s audit committee and external auditors;

(b)                                 within 50 days after the end of each of the first three fiscal quarters of each fiscal year, (i) the unaudited consolidated balance sheet of E-House as of the end of such fiscal quarter, and (ii) unaudited consolidated statements of operations of E-House for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, reviewed by E-House’s audit committee and external auditors; and

(c)                                  on or prior to April 20 following the end of each fiscal year, the audited consolidated balance sheet of E-House as of the end of such fiscal year, and the related consolidated statements of operations, changes in equity and comprehensive income (loss), and cash flows of E-House (in each case, including related footnotes and any other information included in E-House’s financial statements)  for such fiscal year.

E-House further agrees that, should the deadlines by which SINA must file its annual or quarterly financial statements with the SEC be accelerated, E-House will use its reasonable best efforts to provide the foregoing information to Holder on a timely basis and assist Holder in complying with such accelerated filing deadlines.

Section 4.2  Access to Information.  Until the date that Holder is no longer a Major Shareholder, and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit or until all governmental audits are complete and the applicable statute of limitations for tax matters has expired, E-House shall provide Holder’s internal auditors, counsel and other designated representatives of Holder access during normal business hours to (i) the premises of E-House and its Subsidiaries and all Information (and duplicating rights) within the knowledge, possession or control of E-House and its Subsidiaries and (ii) the officers and employees of E-House and its Subsidiaries, so that Holder may conduct reasonable audits relating to the financial statements provided by E-House pursuant hereto as well as to the internal accounting controls and operations of E-House.

Section 4.3  Confidentiality of Information.  Any information provided to Holder shall be confidential.

Section 4.4  Cooperation.  E-House will act in good faith and make commercially reasonable efforts to cooperate with SINA in connection with its fulfillment of its annual and quarterly reporting obligations under the Securities Exchange Act of 1934, as amended.

ARTICLE V

TERMINATION

Section 5.1  Termination.  This Agreement shall take effect immediately and shall continue in force until the earliest of (i) Holder and its affiliates ceasing to own any E-House Shares, or (ii) the date this Agreement is terminated by agreement of both E-House and SINA in writing; provided that the parties agree to make such amendments as are required under the relevant rules of the NYSE.

ARTICLE VI

MISCELLANEOUS

Section 6.1  Specific Performance.

(a)                                 The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 6.2  Amendments and Waivers.

(a)                                 This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each Party.

(b)                                 Any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party to such other Party, (b) waive compliance with any of the agreements of the another Party or conditions to such Party’s obligations contained herein to such other Party. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No waiver of any agreement or obligation granted pursuant to this Section 6.2 or otherwise in accordance with this Agreement shall be construed as a waiver of any prior or subsequent breach of such agreement or obligation or any other agreement or obligation. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 6.3  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person or by messenger service, (ii) on the date of confirmation of receipt of transmission by facsimile (or, the first (1st) Business Day following such receipt if (a) such date of confirmation is not a Business Day or (b) confirmation of receipt is given after 5:00 p.m., Beijing time) or (iii) on the date of confirmation of receipt if delivered by an internationally recognized overnight courier service or registered or certified mail (or, the first (1st) Business Day following such receipt if (a) such date of confirmation is not a Business Day or (b) confirmation of receipt is given after 5:00 p.m., Beijing time) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.3):

if to E-House:

E-House (China) Holdings Ltd.
17/F, Merchandise harvest Building (East)
No. 333 North Chengdu Road
Shanghai, 200041 People’s Republic of China
Facsimile: +86 21 6133 0707
Attention: Li-Lan Cheng

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom
42/F, Edinburgh Tower, The Landmark
12 Queen’s Road Central, Hong Kong
Facsimile: +852 3740 4727
Attention: Z. Julie Gao, Esq.

if to the Holder:

SINA Corporation
20/F Beijing Ideal International Plaza
No. 58 Northwest 4th Ring Road
Haidian District, Beijing, 100090, People’s Republic of China
Facsimile: +86 10 8260 7166
Attention: Corporate Secretary

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
12th Floor East Tower, Twin Towers
B-12 Jianguomenwai Dajie
Beijing 100022, China
Facsimile: +86 10 6563 6001
Attention: Lee Edwards, Esq

(a)                                 Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party, and, except as expressly provided in Section 2.7 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  Neither this Agreement nor any of the rights or obligations of any Party may be assigned by any Party without the prior written consent of the other Party, except that the registration rights of the Holder with respect to any Registrable Securities may be transferred to any affiliate of the Holder (i) to which Registrable Securities have been transferred and (ii) who executes a written agreement in form and substance reasonably satisfactory to E-House agreeing to be bound by the terms of this Agreement, and any purported assignment in breach hereof by the Holder shall be void. All of the obligations of E-House hereunder shall survive any such transfer.

(b)                                 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(c)                                  Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(i)                                     Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

(ii)                                  Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such Party shall be deemed effective service of process on such Party.  Nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity.

WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

Section 6.4  Waiver of Jury Trial.  Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties (i) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Party have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.1(g).

Section 6.5  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 6.6  Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

Section 6.7  Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

Section 6.8  Construction.  Each Party acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the Parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the Party who drafted such language.

Section 6.9  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

E-HOUSE (CHINA) HOLDINGS LTD.

By:	/s/ Bin Laurence
	Name:	Bin Laurence
	Title:	CFO

SINA CORPORATION

By:	/s/ Herman Yu
	Name:	Herman Yu
	Title:	Chief Financial Officer

[Signature Page to Investor Rights Agreement]